Exhibit 4.1
FORM OF SUBSCRIPTION AGREEMENT
CONFIDENTIAL
TPG Specialty Lending, Inc.
Shares of Common Stock
Subscription Agreement
Shares of common stock, par value $0.01 (the “Shares”), of TPG Specialty Lending, Inc. (the “Company”) are being offered to qualified investors pursuant to the confidential Private Placement Memorandum of the Company.
The Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated. The Shares will be offered and sold under the exemption provided by Section 4(2) of the 1933 Act, and other exemptions of similar import in the laws of the states and other jurisdictions where the offering will be made. The Company intends to register as a business development company under the Investment Company Act of 1940, as amended.
The distribution of this Subscription Agreement and the offer and sale of the Shares in certain jurisdictions may be restricted by law. This Subscription Agreement does not constitute an offer to sell or the solicitation of an offer to buy any Shares in any state or other jurisdiction where, or to or from any person to or from whom, such offer or solicitation is unlawful or not authorized. The Shares are offered subject to the right of the Company to reject any subscription in whole or in part.

TPG Specialty Lending, Inc.
(A Delaware Corporation)
SUBSCRIPTION AGREEMENT
ARTICLE I
          SECTION 1.01. Subscription.
          (a) Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained in this subscription agreement (this “Agreement”), the undersigned (the “Subscriber”) irrevocably subscribes for and agrees to purchase shares of common stock (“Shares”), of TPG Specialty Lending, Inc. (the “Company”) on the terms and conditions described herein, in the Company’s Private Placement Memorandum (together with any appendices and supplements thereto, the “Memorandum”), in the Company’s Amended and Restated Certificate of Incorporation, dated as of [•], 2011 (the “Certificate”), in the Company’s Bylaws, dated as of [•], 2011 (the “Bylaws”), in the Investment Advisory and Management Agreement between the Company and TSL Advisers, LLC (the “Adviser”), dated as of [•], 2011 (the “Advisory Agreement”) and in the Administration Agreement between the Company and the Adviser, dated as of [•], 2011 (the “Administration Agreement”). The Subscriber has received the Memorandum, the Certificate, the Bylaws, the Advisory Agreement and the Administration Agreement. The Company expects to enter into separate subscription agreements (the “Other Subscription Agreements,” and, together with this Agreement, the “Subscription Agreements”) with other subscribers (the “Other Subscribers,” and together with the Subscriber, the “Subscribers”), providing for the sale of Shares to the Other Subscribers. This Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Subscribers are to be separate sales. Capitalized terms used but not defined herein have the meanings ascribed to them in the Memorandum.
          (b) The Subscriber agrees to purchase Shares for an aggregate purchase price equal to the amount set forth on the signature page hereof (the “Capital Commitment”), payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein. On each Capital Drawdown Date (as defined below), the Subscriber agrees to purchase from the Company, and the Company agrees to issue to the Subscriber, a number of Shares equal to the Drawdown Share Amount at an aggregate price equal to the Drawdown Purchase Price; provided, however, that in no circumstance will a Subscriber be required to purchase Shares for an amount in excess of its Unused Capital Commitment.
“Drawdown Purchase Price” shall mean, for each Capital Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from all Subscribers on that Capital Drawdown Date, by (ii) a fraction, the numerator of which is the Unused Capital Commitment of the Subscriber and the

denominator of which is the aggregate Unused Capital Commitments of all Subscribers that are not Defaulting Subscribers or Excluded Subscribers (as defined below).
“Drawdown Share Amount” shall mean, for each Capital Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Capital Drawdown Date by (ii) the applicable Per Share NAV, with the resulting quotient adjusted to the nearest whole number to avoid the issuance of fractional shares.
“Per Share NAV” shall mean, for any Capital Drawdown Date or Catch-Up Date (as defined below), the Per Share NAV determined in accordance with the procedures set out in “II. Summary of Principal Terms—Valuation of Assets; Independent Valuation Firm” and “Appendix A—Certain Investment Considerations—Valuation of Portfolio Securities” in the Memorandum (as those procedures may be changed from time to time in a manner consistent with the limitations of the 1940 Act) as of the last day of the Company’s fiscal quarter immediately preceding the Capital Drawdown Date.
“Unused Capital Commitment” shall mean, with respect to a Subscriber, the amount of such Subscriber’s Capital Commitment as of any date reduced by the aggregate amount of contributions made by that Subscriber at all previous Capital Drawdown Dates and any Catch-Up Date pursuant to Section 1.01(b) and Section 1.02(b), respectively.
          SECTION 1.02. Closings.
          (a) The closing of this subscription agreement will take place at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York on [•], 2011 (such date being the “Closing Date,” and the date upon which the first closing of any Subscription Agreement occurs being referred to herein as the “Initial Closing Date”). The Subscriber agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein, including without limitation the investor suitability questionnaire attached as Appendix A (the “Investor Suitability Questionnaire”). Promptly after the Closing Date, the Company will deliver to the Subscriber or its representative, if the Subscriber’s subscription has been accepted, a countersigned copy of this Agreement and other documents and instruments necessary to reflect the Subscriber’s status as an investor in the Company, including any documents and instruments to be delivered pursuant to this Agreement.
          (b) The Company may enter into Other Subscription Agreements with Other Subscribers after the Closing Date, with any closing thereunder referred to as a “Subsequent Closing” and any Other Subscriber whose subscription has been accepted at such Subsequent Closing referred to as a “Subsequent Subscriber”; provided, however, that the aggregate Capital Commitments of the Subscribers shall not exceed one billion five hundred million dollars ($1,500,000,000). Notwithstanding the provisions of Sections 1.01(b) and 2.01, on a date to be determined by the Company that occurs on or following the Subsequent Closing but no later than the next succeeding Drawdown Date (the “Catch-Up Date”), each Subsequent Subscriber shall be required to purchase from the Company a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Subscriber on the Catch-Up Date, such Subsequent Subscriber’s Invested Percentage shall be equal to the Invested Percentage of all prior Subscribers (other than any Defaulting Subscribers or Excluded Subscribers) (the “Catch-Up Purchase Price”). For the purposes of this Section 1.02(b), “Invested Percentage” means, with respect to a Subscriber, the quotient determined by dividing (i) the aggregate amount of contributions made by such Subscriber pursuant to Section 1.01(b) and this Section 1.02(b) by (ii) such Subscriber’s Capital Commitment. Upon payment of the Catch-Up Purchase Price by the Subscriber on the Catch-Up Date, the Company shall issue to each such Subsequent Subscriber a number of Shares determined by dividing (x) the Catch-Up Purchase Price by (y) the Per Share NAV as of the Catch-Up Date. For the avoidance of doubt, in the event that the Catch-Up Date and a Capital Drawdown Date occur on the same calendar day, the Catch-Up Date (and the application of the provisions of this Section 1.02(b)) shall be deemed to have occurred immediately prior to the relevant Capital Drawdown Date.
          (c) At each Capital Drawdown Date following any Subsequent Closing, all Subscribers, including Subsequent Subscribers, shall purchase Shares in accordance with the provisions of Section 1.01(b); provided, however, that notwithstanding the foregoing, the definition of Drawdown Share Amount and the provisions of Section 2.01(b), nothing in this Agreement shall prohibit the Company from issuing Shares to Subsequent Subscribers at a per share price greater than the Per Share NAV.
          (d) In the event that any Subscriber is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Subscriber will be required to enter into a separate subscription agreement with the Company, it being understood and agreed that such separate subscription agreement will be considered to be an Other Subscription Agreement for the purposes of this Agreement.
ARTICLE II
          SECTION 2.01. Capital Drawdowns.
          (a) Subject to Section 2.01(f), purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a “Capital Drawdown Date”) and shall be made in accordance with the provisions of Section 1.01(b).
          (b) The Company shall deliver to the Subscriber, at least ten (10) Business Days prior to each Capital Drawdown Date, a notice (each, a “Funding Notice”) setting forth (i) the Capital Drawdown Date, (ii) the nature of the proposed investment(s) for which capital is being drawn down, (iii) the aggregate number of Shares to be sold to all Subscribers on the Capital Drawdown Date and the aggregate purchase price for such Shares, (iv) the applicable Drawdown Share Amount, Drawdown Purchase Price and Per Share NAV and (v) the account to which the Drawdown Purchase Price should be wired. Notwithstanding the 10 Business Day notice requirement set forth in the previous sentence, the Subscriber agrees to satisfy the Funding Notice set forth in Appendix B for the Capital Drawdown Date that will take place on [•], 2011.

For the purposes of this Agreement, the term “Business Day” shall have the meaning ascribed to it in Rule 14d-1(g)(3) under the Securities Act of 1934, as amended (the “1934 Act”).
          (c) The delivery of a Funding Notice to the Subscriber shall be the sole and exclusive condition to the Subscriber’s obligation to pay the Drawdown Share Purchase Price identified in each Funding Notice.
          (d) On each Capital Drawdown Date, the Subscriber shall pay the Drawdown Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Funding Notice.
          (e) The Company will act as transfer agent and registrar for the Shares, unless and until the Company, in its sole discretion, decides to appoint a third party to act in one or both of those capacities.
          (f) At the earlier of (i) the date of a Qualified IPO, if any, and (ii) the fourth anniversary of the Initial Closing Date, any Unused Capital Commitment (other than any Defaulted Commitment) shall automatically be reduced to zero, except to the extent necessary to pay amounts due under Funding Notices that the Company may thereafter issue to: (a) pay Company expenses, including management fees, amounts that may become due under any borrowings or other financings or similar obligations, or indemity obligations, (b) complete investments in any transactions for which there are binding written agreements as of the end of the Commitment Period (including investments that are funded in phases), (c) fund follow-on investments made in existing portfolio companies within three years from the end of the Commitment Period that, in the aggregate, do not exceed five percent (5%) of total Capital Commitments, (d) fund obligations under any Company guarantee and (e) fulfill obligations with respect to any Defaulted Commitment. A “Qualified IPO” shall mean an initial public offering of the Company’s common stock that results in an unaffiliated public float of at least $75 million.
          (g) Notwithstanding anything to the contrary contained in this Agreement, the Company shall have the right (a “Limited Exclusion Right”) to exclude any Subscriber (such Subscriber, an “Excluded Subscriber”) from purchasing Shares from the Company on any Capital Drawdown date if, in the reasonable discretion of the Company, there is a substantial likelihood that such Subscriber’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Subscriber, the Company, the Adviser, any Other Subscriber or a portfolio company would be subject or (ii) cause the investments of “Benefit Plan Investors” (within the meaning of Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain Department of Labor regulations) to be significant and the assets of the Company to be considered “plan assets” under ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
          SECTION 2.02. Pledging. Without limiting the generality of the foregoing, the Subscriber specifically agrees and consents that the Company may, at any time, and without further notice to or consent from the Subscriber (except to the extent otherwise provided in this Agreement), grant security over (and, in connection therewith, Transfer (as defined in Section 4.01(e)(i))) its right to draw down capital from the Subscriber pursuant to Section 2.01, and the Company’s right to receive the Drawdown Share Purchase Price (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 2.01.
          SECTION 2.03. Dividends; Dividend Reinvestment Program. (a) As described more fully in the Memorandum, the Company generally intends to distribute, out of assets legally available for distribution, substantially all of its available earnings, on a quarterly basis, as determined by the Company’s Board of Directors (the “Board”) in its discretion. Prior to the occurrence of a Qualified IPO, the Company will reinvest all cash dividends declared by the Board on behalf of Subscribers who do not elect to receive their dividends in cash, crediting to each such Subscriber a number of Shares equal to the quotient determined by dividing the cash value of the dividend payable to such Subscriber by the Per Share NAV as of the last day of the Company’s fiscal quarter immediately preceding the date such dividend was declared. The Subscriber may elect to receive any or all such dividends in cash by notifying the Adviser in writing no later than 10 days prior to the record date for the first dividend that the Subscriber wishes to receive in that form, using the form of notice contained in Appendix C. The Subscriber and the Company agree and acknowledge that any dividends received by the Subscriber or reinvested by the Company on the Subscriber’s behalf shall have no effect on the amount of the Subscriber’s Unfunded Commitment.
          (b) The Company represents and warrants that it shall not make any distributions consisting of securities that are not Marketable Securities except in connection with liquidation distributions pursuant to subsection IV(A)(3) of the Certificate. “Marketable Securities” means securities which are traded or quoted on the New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market or on a comparable securities market or exchange now or in the future.
ARTICLE III
          SECTION 3.01. Remedies Upon Subscriber Default. In the event that a Subscriber fails to pay all or any portion of the purchase price due from such Subscriber on any Capital Drawdown Date (such amount, together with the full amount of such Subscriber’s remaining Capital Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of ten (10) Business Days, the Company shall be permitted to declare such Subscriber to be in default of its obligations under this Agreement (any such Subscriber, a “Defaulting Subscriber”) and shall be permitted to pursue one or any combination of the following remedies:

          (a) The Company may prohibit the Defaulting Subscriber from purchasing additional Shares on any future Capital Drawdown Date;
          (b) Twenty-five percent (25%) of the Shares then held by the Defaulting Subscriber shall be automatically transferred on the books of the Company, without any further action being required on the part of the Company or the Defaulting Subscriber, to the Other Subscribers (other than any defaulting Other Subscriber), pro rata in accordance with their respective Capital Commitments; provided, however, that notwithstanding anything to the contrary contained in this Agreement, no Shares shall be transferred to any Other Subscriber pursuant to this Section 3.01(b) in the event that such transfer would (x) violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer, (y) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (z) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent the Subscriber from receiving a partial allocation of its pro rata portion of Shares); provided further, that any Shares that have not been transferred to one or more Other Subscribers pursuant to the previous proviso shall be allocated among the participating Other Subscribers pro rata in accordance with their respective Capital Commitments. The mechanism described in this Section 3.01(b) is intended to operate as a liquidated damage provision, since the damage to Other Subscribers resulting from a default by the Defaulting Subscriber is both significant and not easily susceptible to precise quantification. By entry into this Agreement, the Subscriber agrees to this transfer and acknowledges that it constitutes a reasonable liquidated damage remedy for any default in the Subscriber’s obligation of the type described; and
          (c) The Company may pursue any other remedies against the defaulting Subscriber available to the Company, subject to applicable law.
          SECTION 3.02. Key Person Event. (a) A key person event shall occur if, at any time prior to the earlier to occur of (i) a Qualified IPO and (ii) the fourth anniversary of the Initial Closing Date, both of the Principals (as defined below) fail to remain actively involved in the investment activities of the Company and other investment vehicles managed by TPG Capital, L.P. and its affiliates (a “Key Person Event”). In the event of the occurrence of a Key Person Event, the Company shall send written notice to the Subscribers within ten (10) Business Days of such occurrence. If during the sixty (60) day period following the sending of such written notice (the “Notice Period”), the Principals have not been replaced by the Adviser in accordance with Section 3.02(b), the Company shall convene a special meeting of the stockholders to be held no later than thirty (30) days following the expiration of the Notice Period for the purpose of determining whether the investment period of the Company should be suspended. In the event that holders of a majority of the outstanding Shares of the Company vote to suspend the investment period of the Company at such special meeting, any Unused Capital Commitment (other than any Defaulted Commitment) shall automatically be reduced to zero, except to the extent necessary to pay amounts due under Funding Notices the Company may thereafter issue as provided in Section 2.01(f).
          (b) “Principals” shall initially mean Alan Waxman and Joshua Easterly, it being understood and agreed that the Adviser shall be permitted at any time to replace any person designated as a “Principal” with a senior professional selected by the Adviser; provided that such replacement has been approved by (i) the vote of a majority of the Company’s directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) or (ii) the vote of holders of a majority of the outstanding Shares of the Company at a special meeting called for such purpose within forty-five (45) days of the designation of such replacement.
          (c) In addition to the notice requirements set forth in Section 3.02(a), the Company agrees that it shall provide the Subscribers with written notice within 10 Business Days of the failure of one (but not both) of the Principals to comply with the time and attention requirements described in Section 3.02(a).
ARTICLE IV
          SECTION 4.01. Subscriber Representations, Warranties and Covenants. The Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:
          (a) This Agreement has been duly authorized, executed and delivered by the Subscriber and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the Subscriber enforceable in accordance with its terms against the Subscriber, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect; (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.
          (b) The Subscriber is acquiring the Shares for the Subscriber’s own account as principal for investment and not with a view to the distribution or sale thereof.
          (c) The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is and will be capable of evaluating the merits and risks of the prospective investment in the Shares.
          (d) The Subscriber has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, has the ability to retain its Shares for an indefinite period and at the present time and in the foreseeable future can afford a complete loss of this investment.

          (e) (i) The Subscriber understands that the offering and sale of the Shares are intended to be exempt from registration under the U.S. Securities Act of 1933, as amended (the “1933 Act”), applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(2) of the 1933 Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and it agrees that any Shares acquired by the Subscriber may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) in any manner that would require the Company to register the Shares under the 1933 Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Subscriber understands that the Company requires each investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the 1933 Act (“Accredited Investor”) and the Subscriber represents and warrants that it is an Accredited Investor.
     (ii) The Subscriber understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Subscriber including, without limitation, the legal requirements of jurisdictions in which the Subscriber is resident and in which such acquisition is being consummated.
          (f) The Subscriber: (i) is not registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”); (ii) has not elected to be regulated as a business development company under the 1940 Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a business development company.
          (g) The Subscriber understands that the Company will not initially be registered as an investment company under the 1940 Act in reliance upon an exemption from registration provided by Section 3(c)(7) thereunder, and it agrees that, until such time that the Company registers as an investment company under the 1940 Act, any Shares acquired by the Subscriber may not be Transferred in any manner that would require the Company to register as an investment company under the 1940 Act. The Subscriber understands that the Company will initially rely upon an exemption from registration which requires each Subscriber to be a “qualified purchaser” as defined in Section 2(a)(51)(A) of the 1940 Act (a “Qualified Purchaser”) and the Subscriber represents and warrants that it is a Qualified Purchaser.
          (h) Prior to any Qualified IPO, the Subscriber may not Transfer any of its Shares or its Capital Commitment unless (i) the Adviser provides its prior written consent, (ii) the Transfer is made in accordance with applicable securities laws and (iii) the Transfer is otherwise in compliance with the transfer restrictions set forth in Appendix D. No Transfer will be effectuated except by registration of the Transfer on the Company books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the

Company. Following a Qualified IPO, the Subscriber may be restricted from selling or disposing of its Shares by applicable securities laws or contractually by a lock-up agreement with the underwriters of the Qualified IPO.
          (i) If the Subscriber is a corporation, partnership, trust or other entity, it was not formed or recapitalized for the specific purpose of acquiring any Shares in the Company.
          (j) The Subscriber understands, and gives full authorization, approval and consent to, the remedies described in Section 3.01.
          (k) The Subscriber agrees to deliver to the Company such other information as to certain matters under the 1933 Act, the 1940 Act and the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) as the Company may reasonably request (including, but not limited to, the Investor Suitability Questionnaire) in order to ensure compliance with such Acts and the availability of any exemption thereunder.
          (l) The Subscriber acknowledges and agrees that, pursuant to the Certificate and the Advisory Agreement, the Company and/or the Adviser have the power and discretion to make all investment decisions in accordance with the terms of the Certificate and the Advisory Agreement. Accordingly, the Subscriber acknowledges that neither the Company, the Adviser nor any affiliate thereof has rendered or will render any investment advice or securities valuation advice to the Subscriber, and that the Subscriber is neither subscribing for nor acquiring any Shares in reliance upon, or with the expectation of, any such advice.
          (m) The Subscriber has reviewed the Memorandum, the Certificate, the Bylaws, the Advisory Agreement and the Administration Agreement, and has read and understands the risks of, and other considerations relating to, a purchase of Shares and the Company’s investment objectives, policies and strategies, including, but not limited to, the information contained in the Memorandum. The Subscriber was offered the Shares through private negotiations, not through any general solicitation or general advertising. Other than as set forth herein and in the Memorandum, the Certificate, the Bylaws, the Advisory Agreement and the Administration Agreement, the Subscriber is not relying upon any information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising) provided by the Company, the Adviser, any Affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company.
          (n) The Subscriber has been given the opportunity to ask questions of, and receive answers from, the Adviser, the Company and their respective personnel relating to the Company, concerning the terms and conditions of the purchase of Shares and other matters pertaining to this investment, and has had access to such financial and other information concerning the Company as it has considered necessary to verify the accuracy of any information provided and to make a decision to invest in the Company, and has availed itself of this opportunity to the full extent desired.

          (o) No representations or warranties have been made to the Subscriber with respect to this investment, the Adviser or the Company other than the representations of the Company set forth herein and the Subscriber has not relied upon any representation or warranty not provided herein or therein in making this subscription.
          (p) If all or part of the funds that the Subscriber is using or will use to fund its Capital Commitment are assets of an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA or a plan described in Section 4975(e)(1) of the Code, or an entity whose underlying assets include plan assets for purposes of ERISA or the Code by reason of a plan’s investment in the entity:
     (i) the funds so constituting plan assets have been identified in writing to the Company;
     (ii) the Subscriber’s proposed purchase of the Shares is permissible under the documents governing the investment of such plan assets;
     (iii) in making the proposed purchase of the Shares, the Subscriber is aware of and has taken into consideration the diversification requirements of Section 404(a)(1) of ERISA or other applicable law, if any, and the decision to invest plan assets in the Company is consistent with such provisions; and
     (iv) the Subscriber has concluded that the proposed purchase of the Shares is consistent with applicable fiduciary responsibilities under ERISA and other applicable law, if any.
          (q) If the investment in the Shares is being made on behalf of a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, (i) there is no provision in the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan that could in any respect affect the operation of the Company, including operations of the Adviser as contemplated by the Advisory Agreement, or prohibit any action contemplated by the operational documents and related disclosure of the Company, including, without limitation, the investments which may be made pursuant to the Company’s investment strategies, the concentration of investments for the Company and the payment by the plan of incentive or other fees, and (ii) the plan’s investment in the Company will not conflict with or violate the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan.
          (r) If the investment in the Shares is being made on behalf of an employee benefit plan maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (as described in Section 4(b)(4) of ERISA), (i) there is no provision in the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan that could in any respect affect the operation of the Company, including operations of the Adviser as contemplated by the Advisory Agreement, or prohibit any action contemplated by the operational documents and related disclosure of the Company, including, without limitation, the investments which may be made pursuant to the Company’s investment strategies, the concentration of investments for the Company and the payment by the plan of incentive or other fees, and (ii) the plan’s investment in the Company will not conflict with or violate the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan.
          (s) If the Subscriber is not a “United States Person,” as defined below, the Subscriber has heretofore notified the Company in writing of such status. For this purpose, “United States Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or any trust (i) the administration of which may be subject to the primary supervision of a U.S. court and (ii) the authority to control all of the substantial decisions of which is held by one or more U.S. persons.
          (t) The Subscriber understands that the Company intends to file elections to be treated as (i) a business development company under the 1940 Act and (ii) a regulated investment company within the meaning of Code Section 851, for U.S. federal income tax purposes; pursuant to those elections, the Subscriber will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Subscriber is unable or refuses to provide such information directly to the Company, the Subscriber understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7.
          (u) Notwithstanding any other provision of this Agreement, the Subscriber covenants that it will not Transfer all or any part of the Shares or its Capital Commitment (or purport to do so) if such Transfer would cause (A) the Company or the Adviser to be in violation of the U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), as amended, or any similar U.S. federal, state or foreign law or regulation (collectively, “Anti-Money Laundering Laws”); or (B) the Shares to be held by an OFAC Party (as defined below).
          (v) None of (i) the Subscriber, (ii) any person controlling or controlled by the Subscriber, (iii) if the Subscriber is a privately held entity, to the best knowledge of the Subscriber, any person having a beneficial interest in the Subscriber, (iv) if the Subscriber will not be the sole beneficial owner of the Shares, to the best knowledge of the Subscriber, any person having a beneficial interest in the Shares or (v) to the best knowledge of the Subscriber, any person for whom the Subscriber is acting as agent, trustee, representative, intermediary or nominee or in any similar capacity in connection with this investment, is:

(A) a country, territory, entity or individual currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or an entity or individual that resides or has a place of business in, or is organized under the laws of, a country or territory that is subject to any sanctions administered by OFAC (any such country, territory, entity or individual, an “OFAC Party”);1
(B) a country or territory that (1) has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force (“FATF”),2 of which the United States is a member; (2) is the subject of an advisory issued by the Financial Crimes Enforcement Network of the U.S. Treasury Department;3 or (3) has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns (any such country or territory, a “Non-cooperative Jurisdiction”), or an entity or individual that resides or has a place of business in, or is organized under the laws of, a Non-cooperative Jurisdiction; or
(C) a politically exposed person (as defined in the FATF) or a senior foreign political figure4 or any immediate family5 or close associate6 of a politically exposed person or a senior foreign political figure.
          (w) If the Subscriber is a non-U.S. banking institution (a “Non-U.S. Bank”) or is making this investment directly or indirectly on behalf of or for the benefit of a Non-U.S. Bank, such Non-U.S. Bank (i) maintains a place of business at a fixed address, other than solely a post office box or an electronic address, in a country where the Non-U.S. Bank is authorized to

[1]	See http://www.treas.gov/ofac.

[2]	See http://www.fatf-gafi.org.

[3]	See http://www.fincen.gov.

[4]	A “senior foreign political figure” is a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned commercial enterprise. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[5]	“Immediate family” of a senior foreign political figure includes the figure’s parents, siblings, spouse, children and in-laws.

[6]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known (or actually known by the Subscriber) to maintain an unusually close personal or professional relationship with the senior foreign political figure.

conduct banking activities; (ii) at such location, employs one or more individuals on a full-time basis and maintains operating records related to its banking activities; and (iii) is subject to inspection by the banking authority that licensed the Non-U.S. Bank.
          (x) To the best of the Subscriber’s knowledge, no part of the Subscriber’s subscription funds represents property in which an OFAC Party has an interest or was derived from unlawful activities.
          (y) The Subscriber acknowledges that the Company or the Adviser may require further identification of the Subscriber in order to comply with applicable Anti-Money Laundering Laws or OFAC requirements and agrees that the Company and the Adviser shall be held harmless and be indemnified against any loss arising as a result of a failure to process the subscription if such information that has been required by the Company or the Adviser has not been provided by the Subscriber in a timely manner.
          (z) The Subscriber understands and agrees that the Company may be obligated to “freeze” the Subscriber’s Shares, either by prohibiting additional contributions and/or declining any Transfer or withdrawal requests with respect to such Shares, in compliance with governmental regulations. The Company will give reasonable prior written notice to the Subscriber where practicable in the event that such “freeze” is necessary.
          (aa) The Subscriber authorizes and consents to the Company or the Adviser, on behalf of the Company, releasing information about the Subscriber and, if applicable, any person with a beneficial interest in the Subscriber’s Shares, to appropriate governmental authorities or third parties if the Company or the Adviser, in their reasonable discretion, determine that it is in the best interests of the Company in light of applicable Anti-Money Laundering Laws or OFAC requirements.
          (bb) The execution, delivery and performance of this Agreement by the Subscriber do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Subscriber is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Subscriber, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Subscriber is subject. The Subscriber has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Subscriber to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.
          (cc) None of the information concerning the Subscriber nor any statement, certification, representation or warranty made by the Subscriber in this Agreement or in any document required to be provided under this Agreement (including, without limitation, the Investor Suitability Questionnaire and any forms W-9, W-8BEN, W-8EXP and W-8IMY)

contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.
          (dd) The Subscriber agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this subscription, the First Capital Drawdown Date and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Subscriber agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Subscriber contained in this Article IV or any information provided by the Subscriber herein or in any document required to be provided under this Agreement (including, without limitation, the Investor Suitability Questionnaire and any forms W-9, W-8BEN, W-8EXP and W-8IMY) ceases to be true at any time following the date hereof.
          (ee) The Subscriber agrees to provide such information and execute and deliver such documents as the Company or the Adviser may reasonably request to verify the accuracy of the Subscriber’s representations and warranties herein or to comply with any law or regulation to which the Company, the Adviser or a portfolio company may be subject.
          SECTION 4.02. Investor Awareness. The Subscriber acknowledges that the Subscriber is aware and understands that:
          (a) No federal or state agency, and no agency of any non-U.S. jurisdiction, has passed upon the Shares or made any finding or determination as to the fairness of this investment. The Memorandum has not been filed with the U.S. Securities and Exchange Commission (the “SEC”) or with any securities administrator under state securities laws or the laws of any non-U.S. jurisdiction.
          (b) There are substantial risks incident to the purchase of Shares, including, but not limited to, those summarized in the Memorandum.
          (c) As described more fully in Appendix D, prior to a Qualified IPO, the Subscriber may not Transfer all or any fraction of its Shares or Capital Commitment without the prior written consent of the Company. There are other substantial restrictions on the transferability of Shares or Capital Commitment under the Certificate, the Advisory Agreement and under applicable law including, but not limited to, the fact that (i) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (ii) the Shares are not currently, and Subscribers have no rights to require that the Shares be, registered under the 1933 Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (iii) the Subscriber may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Subscriber to liquidate its investment in the Company.

          (d) With respect to the tax and other legal consequences of an investment in the Shares, the Subscriber is relying solely upon the advice of its own tax and legal advisors and not upon the general discussion of such matters set forth in the Memorandum.
          (e) Cleary Gottlieb Steen & Hamilton LLP and Sutherland Asbill & Brennan LLP act as U.S. counsel to the Company, the Adviser and their Affiliates and that Morris, Nichols, Arsht & Tunnell LLP acts as special Delaware counsel to the Company, the Adviser and their Affiliates. In connection with this offering of Shares and subsequent advice to such persons, Cleary Gottlieb Steen & Hamilton LLP, Sutherland Asbill & Brennan LLP and Morris, Nichols, Arsht & Tunnell LLP will not represent the Subscriber or any other investors in the Company in the absence of a clear and explicit written agreement to such effect between such counsel and the Subscriber or any other investors in the Company. In the absence of such an agreement, such counsel owes no duties to the Subscriber or any other investor in the Company (whether or not such counsel has in the past represented, or is currently representing, such Subscriber or any other investor with respect to other matters). No independent counsel has been retained to represent investors in the Company.
ARTICLE V
          SECTION 5.01. Company Representations. The Company represents to the Subscriber as follows:
          (a) The Company is empowered, authorized and qualified to enter into this Agreement, the Advisory Agreement and the Administration Agreement, and the person signing this Agreement, the Advisory Agreement and the Administration Agreement on behalf of the Company has been duly authorized by the Company to do so.
          (b) The execution and delivery of this Agreement, the Advisory Agreement and the Administration Agreement by the Company and the performance of its duties and obligations hereunder and thereunder do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Company is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Company, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Company is subject.
          (c) The Company is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Agreement, the Advisory Agreement and the Administration Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Company or impair the Company’s ability to carry out its obligations under this Agreement or the Advisory Agreement.
          (d) There is no litigation, investigation or other proceeding pending or, to the knowledge of the Company, threatened against the Company that, if adversely determined, would materially adversely affect the business or financial condition of the Company or the ability of the Company to perform its obligations under this Agreement, the Advisory Agreement and the Administration Agreement.
          (e) The Shares to be issued and sold by the Company to the Subscriber hereunder have been duly authorized and, when issued and delivered to the Subscriber against payment therefore as provided in this Agreement, will be validly issued, fully paid and non-assessable.
ARTICLE VI
          The Adviser represents and covenants to the Subscriber as follows:
          SECTION 6.01. Minimum Commitment. On the date hereof, the TPG Vehicles will enter into one or more Other Subscription Agreements with the Company, it being understood and agreed that the aggregate Capital Commitments of the TPG Vehicles under such Other Subscription Agreements shall be equal to at least [•]. “TPG Vehicles” means one or more entities affiliated with the Adviser, excluding TPG Partners VI, L.P. and any related alternative investment vehicle or parallel investment entity.
          SECTION 6.02. Successor Funds. So long as TSL Advisers, LLC or its affiliate is the Adviser of the Company, TSL Advisers, LLC and its affiliates (excluding any TPG Portfolio Company) shall not act as managers of, or the primary source of transactions for, other pooled investment funds the principal objective of which is to source, originate and manage loans to middle-market companies whose principal business operations are in the United States, and from which the Company does not derive a direct or indirect benefit, until the first to occur of (i) the fourth anniversary of the Initial Closing Date, (ii) the date of a Qualified IPO and (iii) the time that at least seventy-five percent (75%) of the Subscribers’ aggregate Capital Commitments have been contributed to the Company. “TPG Portfolio Company” means the issuer of any securities in which an investment fund sponsored by TPG Capital, L.P or its affiliate holds an interest.
          SECTION 6.03. Compliance with Law. The Adviser hereby confirms that it shall, in the course of managing the business and affairs of the Company pursuant to the Advisory Agreement, endeavor to comply with all laws, the noncompliance of which would have a material adverse effect on the Company.
          SECTION 6.04. No Proceedings. The Adviser hereby represents and warrants that, to the best of its knowledge, having inquired of the Principals and other senior officers of the Adviser (i) there are no actions, proceedings or investigations pending before any court or governmental authority, including, without limitation, the SEC or any state securities regulatory authority, against the Company, the Adviser or the Principals that claim or allege violation of any federal or state securities law, rule or regulation, and (ii) during the five years prior to the date hereof, none of the Principals has been found liable for, nor settled, any such violation in any such action, proceeding or investigation.
          SECTION 6.05. Anti-Money Laundering. The Adviser hereby confirms that it will use its reasonable best efforts to avoid any investment in the Company by, and to cause the Company to avoid transactions (a) in violation of any relevant anti-money laundering legislation, rule, regulation or order administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, including Subtitle B, Chapter V of Title 31 of the U.S. Code of Federal Regulations, in each case as amended from time to time, or (b) with: (i) any person appearing on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control in the United States Department of the Treasury; (ii) any other person with whom a transaction is prohibited by Executive Order 13224, the USA PATRIOT Act, the Trading with the Enemy Act or the foreign asset control regulations of the United States Treasury Department, in each case as amended from time to time; (iii) any person known by the Adviser (after reasonable inquiry) to be controlled by any person described in the foregoing items (i) or (ii); or (iv) any person having its principal place of business, or the majority of its business operations (measured by revenues), located in any country such that transactions with such person would be prohibited as described in the foregoing item (ii). For purposes of the foregoing, the Adviser’s reliance on a representation or warranty made by a counterparty at or prior to the time of a Company investment or transaction will constitute reasonable inquiry. The Adviser also agrees that it will not cause the Company to make any payment to any person in violation of the U.S. Foreign Corrupt Practices Act (as amended from time to time), or any other applicable anti-money laundering statute or regulation. The Adviser hereby confirms that the term “person” includes governments, territories and other political entities.
ARTICLE VII
[Intentionally Omitted]
ARTICLE VIII
          SECTION 8.01. Power of Attorney. (a) The Subscriber, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Company as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file:
     (i) any and all filings required to be made by the Subscriber under the 1934 Act with respect to any of the Company’s securities which may be deemed to be beneficially owned by the Subscriber under the 1934 Act,

     (ii) all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement;
     (iii) all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Agreement and applicable law or to permit the Company to become or to continue as a business development corporation, and
     (iv) all other instruments or papers not inconsistent with the terms of this Agreement which may be required by law to be filed on behalf of the Company.
          (b) With respect to the Subscriber and the Company, the foregoing power of attorney:
     (i) is coupled with an interest and shall be irrevocable;
     (ii) may be exercised by the Company either by signing separately as attorney-in-fact for the Subscriber or, after listing all of the Subscribers executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them;
     (iii) shall survive the assignment by the Subscriber of the whole or any fraction of its Shares;
     (iv) shall terminate concurrently with the termination of the Capital Commitment, in accordance with Section 2.01(f); and
     (v) may not be used by the Company in any manner that is inconsistent with the terms of this Agreement and any other written agreement between the Company and the Subscriber.
ARTICLE IX
          SECTION 9.01. Condition to Closing. The Subscriber’s obligations hereunder are subject to the fulfillment (or waiver by the Subscriber), prior to or on or about the time of closing on the Closing Date, of the following condition: The Company shall have duly performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing Date.
ARTICLE X
          SECTION 10.01. Indemnity. Each of the Company and the Subscriber agrees, to the fullest extent permitted by law, to indemnify and hold harmless the other and each other person, if any, who controls the other (within the meaning of Section 15 of the 1933 Act) against any and all direct losses, liabilities, claims, damages, and expenses whatsoever (including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement) arising out of or based upon any breach or failure by the Company or the Subscriber, as the case may be, to comply with any representation, warranty, covenant, or agreement made by it herein.
          SECTION 10.02. Acceptance or Rejection. (a) This subscription is irrevocable and, at any time prior to the Closing Date, notwithstanding the Subscriber’s prior receipt of a notice of acceptance of the Subscriber’s subscription, the Company shall have the right to accept an amount equal to or less than the subscribed amount, or reject this subscription, for any reason whatsoever.
          (b) In the event of rejection of this subscription, the Company promptly thereupon shall return to the Subscriber the copies of this Agreement and any other documents submitted herewith (but the Company shall have the right to retain a photocopy for its records), and this Agreement shall have no further force or effect thereafter.
          SECTION 10.03. Modification. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged, waived or terminated except by an instrument in writing signed by the party against whom any modification, change, discharge, waiver or termination is sought.
          SECTION 10.04. Revocability. This Agreement may not be withdrawn or revoked by the Subscriber in whole or in part without the consent of the Company.
          SECTION 10.05. Notices. All notices, consents, requests, demands, offers, reports, and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed, if to the Company, to:
TPG Specialty Lending, Inc.
c/o Ronald Cami
301 Commerce Street
Suite 3300
Fort Worth, TX 76102
Tel: (817) 871-4000
Fax: (817) 871-4001
and, if to the Subscriber, to the address set forth in the Investor Suitability Questionnaire. The Company or the Subscriber may change its address by giving notice to the other in the manner described herein.
          SECTION 10.06. Counterparts. This Agreement may be executed in multiple counterpart copies, each of which will be considered an original and all of which constitute one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.
          SECTION 10.07. Successors. Except as otherwise provided herein, this Agreement and all of the terms and provisions hereof will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties, and acknowledgments herein contained will be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, trustees and legal representatives.
          SECTION 10.08. Assignability. This Agreement is not transferable or assignable by the Subscriber. Any purported assignment of this Agreement will be null and void.
          SECTION 10.09. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes any prior agreement or understanding among them with respect to such subject matter, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The foregoing limitation, however, shall not prohibit any Other Subscriber from enforcing Section 3.01(b) against any defaulting Subscriber.
          SECTION 10.10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.
          SECTION 10.11. Jurisdiction; Venue. (a) Except as otherwise agreed by the Company in writing with the Subscriber, any action or proceeding relating in any way to this Agreement may be brought and enforced exclusively in the courts of the State of Delaware or (to the extent subject matter jurisdiction exists therefor) of the United States for the District of Delaware, and the parties irrevocably submit to the jurisdiction of such courts in respect of any such action or proceeding.
          (b) Except as otherwise agreed by the Company in writing with the Subscriber, the parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Delaware or of the United States for the District of Delaware, and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.
          SECTION 10.12. Confidentiality. The Subscriber acknowledges that the Memorandum and other information relating to the Company has been submitted to the Subscriber on a confidential basis for use solely in connection with the Subscriber’s consideration of the purchase of Shares. The Subscriber agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Subscriber shall not (a) reproduce the Memorandum or any other information relating to the Company, in whole or in part, or (b) disclose the Memorandum or any other information relating to the Company to any person who is not an officer or employee of the Subscriber who is involved in its investments, or partner (general or limited) or affiliate of the Subscriber (it being understood and agreed that if the Subscriber is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other information related to the Company to its limited partners if the Subscriber has required its limited partners to enter into confidentiality undertakings no less onerous than the provisions of this Section 10.12), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Subscriber or any person to whom the Subscriber has disclosed such information) or (2) such information is required by applicable law or regulation to be disclosed. The Subscriber further agrees to return the Memorandum and any other information relating to the Company if no purchase of Shares is made or upon the Company’s request therefore. The Subscriber acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.
          SECTION 10.13. Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement or to show the ability to carry out the intent and purposes of this Agreement.
          SECTION 10.14. No Joint Liability Among Company and Adviser. The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser under or in connection with this Agreement, and the Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company under or in connection with this Agreement. There shall be no joint and several liability of the Company and the Adviser for any obligation under or in connection with this Agreement.
          SECTION 10.15. Survival. The representations, warranties, acknowledgments and covenants in Sections 4.01, 4.02 and 5.01 and the provisions of Sections 10.01, 10.10, 10.11, 10.12, 10.13, 10.14 and 10.15 shall, in the event this subscription is accepted, survive such acceptance and the formation and dissolution of the Company.

     IN WITNESS WHEREOF, the Subscriber, intending to be legally bound, has executed this Agreement as of the date first written above.
AGGREGATE PURCHASE PRICE OF SHARES SUBSCRIBED FOR: $______________

[LEGAL NAME OF SUBSCRIBER]
By:
Name:
Title:

Agreed and accepted as of the date first set forth above: TPG SPECIALTY LENDING, INC.
By:
Name:
Title:

Solely for the purposes of Article VI of this Agreement: TSL ADVISERS, LLC
By:
Name:
Title:

Appendix A:
TPG Specialty Lending, Inc.
Investor Suitability Questionnaire

Investor Suitability Questionnaire

I. Proposed Total Capital Commitment to the Company	$

II. General Information

(A) Subscriber’s Legal Name, Address and Tax Identification Number:

Name

Street

	City	State	Zip Code

Country

Telephone Number

Facsimile Number

Email Address

Tax Identification or Social Security Number

(B) Subscriber’s Address for Notices if Different from Address Above:

Name

Street

	City	State	Zip Code

Country

Telephone Number

Facsimile Number

Email Address

(C) Subscriber’s Principal Business Contact:

Name

Street

	City	State	Zip Code

Country

Telephone Number

Facsimile Number

Email Address

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(D) Subscriber’s Principal Legal Contact:

Name

Street

	City	State	Zip Code

Country

Telephone Number

Facsimile Number

Email Address

(E) Subscriber’s Wiring Instructions:		U.S. Bank Accounts

☐ Please check here if these wiring instructions differ from those you or your affiliates have previously provided to TSL Advisers, LLC for TPG partnership(s) in which you are currently invested (if any).

Name of Subscriber’s Bank

Fed Wire ABA Number

For Credit To (Brokerage or Trust Accounts Only)

Subscriber’s Account Name

Subscriber’s Account Number

Non-U.S. Bank Accounts

Name of U.S. Correspondent Bank

Fed Wire ABA Number

Name of Foreign Bank

Address of Foreign Bank

SWIFT Code

For Credit To (Brokerage or Trust Accounts Only)

Subscriber’s Account Name

Subscriber’s Account Number

2

III. Type of Ownership
(A)	Please check all that apply:

☐	Individual

☐	Trust (If YES, please complete Section III(C) below)

☐	Corporation

☐	Partnership

☐	Limited Liability Company

☐	Fund of Funds

☐	Governmental Entity

☐	Foundation

☐	Endowment

☐	Registered investment company under the 1940 Act

☐	Business Development Company (“BDC”) under the 1940 Act

☐	Entity relying on the exception from the definition of “investment company” under Section 3(c)(1) or 3(c)(7) of the 1940 Act

☐	Other. Please specify:

(B)	Are you subscribing for Shares with one or more co-owners?	☐ YES ☐ NO
If YES, please indicate after your names in Section II if you will hold as joint tenants with rights of survivorship, tenants by the entirety or tenants in common. NOTE: If any co-owner is not a subscriber’s spouse, each co-owner must complete a separate Investor Suitability Questionnaire.

(C)	If the subscriber is a trust, please complete (C)(1) and (C)(2) below:

(1)	Is the subscriber a revocable trust?	☐ YES ☐ NO
If YES, each grantor of the revocable trust must complete and execute a Subscription Booklet as if the grantor were subscribing for Shares. In the event that the grantor revokes the trust, such grantor shall also thereafter be liable for all obligations of the trust as an investor of the Company and such revocation may be deemed to be a transfer of the Shares.

(2)	Is the subscriber a charitable remainder trust?	☐ YES ☐ NO

(D)	Is the subscriber a governmental plan (a “Governmental Plan Investor”) as defined in Section 3(32) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)?	☐ YES ☐ NO

3

(E)	Is the subscriber a nominee, custodian or person acting in a similar capacity?[7]	☐ YES ☐ NO
If YES, the subscriber certifies that the full legal name of the Beneficial Owner and its state of residence or jurisdiction of organization is set forth below, and that that this Investor Suitability Questionnaire has been completed by the subscriber, on behalf of and at the direction of the Beneficial Owner, as if the Beneficial Owner were the “subscriber” for purposes of this Investor Suitability Questionnaire.

Legal Name of Beneficial Owner

State or country of residence or jurisdiction of organization (as applicable)

Except as described below, any purchase of Shares will be solely for the subscriber’s own account or the account of the Beneficial Owner identified above and not for the account of any other person or entity. (Set forth exceptions and give details. Attach additional pages if necessary.)

(F)	Is the subscriber a “U.S. Person”?[8]	☐ YES ☐ NO

(H)	Is the subscriber a BHC Subscriber?[9]	☐ YES ☐ NO

(I)	Is the subscriber subject to the U.S. Freedom of Information Act, or any similar statutory or regulatory disclosure requirement of any state or other jurisdiction?	☐ YES ☐ NO

[7]	By checking YES, the subscriber certifies that it is acting as a nominee, custodian or in a similar capacity, in each case in which the person (the “Beneficial Owner”) for whom the prospective investor is acting (A) has the sole power to direct the acquisition, disposition and voting of the Shares (i.e., the nominee, custodian or person acting in a similar capacity will acquire, dispose of and vote the Shares solely at the direction of the Beneficial Owner) and (B) will be the sole beneficiary of any and all Shares (whether economic, voting or otherwise) relating to the Shares.

[8]	A “U.S. person” for this purpose generally means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and (ii) one or more United States persons have the authority to control all of the trust’s substantial decisions.

[9]	A BHC Subscriber is defined as a subscriber that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

4

If YES, please indicate the relevant law(s) to which the subscriber is subject and provide any additional explanatory information in the space below:

(J)	Is the subscriber required, by regulation, contract or otherwise, to disclose information concerning the Company to a trading exchange or other market?	☐ YES ☐ NO
If YES, please indicate the relevant requirement(s) to which the subscriber is subject and provide any additional explanatory information in the space below:

5

IV. Status as an Accredited Investor
This offering is being made privately by the Company pursuant to the private placement exemption from registration provided by Section 4(2) of the 1933 Act. Shares offered pursuant to the private placement exemption generally are available only to “accredited investors” as defined in Rule 501(a) of Regulation D (“Accredited Investors”). The applicability of such exemption is in part dependent upon your answers to the following questions:

(A)	If the subscriber is an individual, does the subscriber either (i) have an individual net worth[10] or joint net worth with his or her spouse exceeding $1,000,000; or (ii) have an individual income[11] in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year?	☐ YES ☐ NO

(B)	If the subscriber is a corporation, partnership, trust or other entity, the subscriber certifies that it is one of the following (please check all that apply):

	(1) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is and will be capable of evaluating the merits and risks of the prospective investment.	☐

	(2) A partnership, a corporation, a limited liability company or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring an Interest, with total assets in excess of $5,000,000.	☐

	(3) A bank or any savings and loan association, building and loan association, cooperative bank, homestead association, or similar institution, whether acting in its individual or fiduciary capacity, or a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”).	☐

[10]	Solely for the purposes of this Section IV, “net worth” means the excess of total assets over total liabilities (excluding the value of the primary residence of the individual).

[11]	Generally, this means “adjusted gross income” as reported for U.S. federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse and increased by the following amounts (but not including any portion of such amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depreciation; and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

6

	(4) An insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies.	☐

	(5) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended.	☐

	(6) An employee benefit plan within the meaning of ERISA either (i) that has total assets in excess of $5,000,000, (ii) whose investment decisions are made by a plan fiduciary, as defined under ERISA, which is a bank, savings and loan association, insurance company, or registered investment adviser, or (iii) if the employee benefit plan is a self-directed plan, whose investment decisions are made solely by persons that themselves are Accredited Investors.	☐

	(7) An organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), not formed for the specific purpose of acquiring an Interest, with total assets in excess of $5,000,000.	☐

	(8) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.	☐

	(9) An entity not meeting any description set forth in provisions (1) to (8) above, each of whose equity owners qualify under at least one category in provisions (1) to (8) above, or which can answer “Yes” to Section IV(A) above.	☐

	(10) An investment company registered under the 1940 Act, a business development company as defined in Section 2(a)(48) of the 1940 Act or a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended.	☐

(11) Other (please describe below):

(C)	If the subscriber is a corporation, partnership, trust or other entity, was it formed or recapitalized for the specific purpose of acquiring Shares in the Company?	☐ YES ☐ NO

(D)	(1) Are the subscriber’s shareholders, partners, beneficiaries or members, as the case may be, permitted to opt in or out of particular investments made by the subscriber, or does any such person not participate in investments made by the subscriber pro rata in accordance with its interest in the subscriber?	☐ YES ☐ NO

	(2) If the subscriber is a plan described in Section IV(B)(6) or IV(B)(8) above, or a “master trust” established for one or more of such plans, are plan beneficiaries allowed to direct the investment of their own accounts?	☐ YES ☐ NO

7

NOTE: If the answer to IV(D)(1) or IV(D)(2) above is YES, the subscriber must submit with these subscription materials a complete list of its participants. The Company may require that each participant properly complete and submit to the Company an Investor Suitability Questionnaire.

8

V. Status as a Qualified Purchaser and Institutional Investor
The Company will not initially be registered as an investment company under the 1940 Act in reliance upon an exemption from registration provided by Section 3(c)(7) of the 1940 Act. The exemption provided by Section 3(c)(7) generally is available only to an issuer, the securities of which are beneficially owned by “qualified purchasers,” as defined in the 1940 Act (“Qualified Purchasers”). Your status as a Qualified Purchaser may depend on your answers to the following questions:

(A)	Is the subscriber a “qualified institutional buyer” as defined in paragraph (a) of Rule 144A under the 1933 Act (a “QIB”), which meets the requirements of Rule 2a51-1(g)[12] of the 1940 Act?	☐ YES ☐ NO

(B)	Is the subscriber an individual who (alone, or together with his or her spouse if investing jointly) owns at least $5,000,000 in Investments[13]?	☐ YES ☐ NO

(C)	Is the subscriber an individual or an entity (acting for its own account or for the accounts of other Qualified Purchasers) that in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in Investments?	☐ YES ☐ NO

(D)	Is the subscriber a company (including a corporation, partnership, trust, or other entity) that owns not less than $5,000,000 in Investments and that is owned directly or indirectly by or for two or more individuals who are related as siblings or spouse (including former spouses), direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or a foundation, charitable organization or trust established by or for the benefit of such persons?	☐ YES ☐ NO

(E)	Is the subscriber a trust, not covered by Section V(D) above, with respect to which each trustee or other authorized person making decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a Qualified Purchaser?	☐ YES ☐ NO

[12]	Rule 2a51-1 of the 1940 Act provides that a QIB, acting for its own account, the account of another QIB, or the account of a Qualified Purchaser, shall be deemed to be a Qualified Purchaser provided that (i) if such QIB is a dealer (described in paragraph (a)(1)(ii) of Rule 144A), such dealer owns and invests on a discretionary basis at least $25,000,000 in securities of issuers that are not affiliated persons of the dealer; and (ii) if such QIB is a government plan, an employee benefit plan or a trust that holds the assets of such a plan, investment decisions with respect to the plan are not made by the beneficiaries of the plan.

[13]	As used herein, “Investments” means, subject to certain exceptions, securities, real estate (excluding the subscriber’s primary residence), commodities and cash held for investment purposes. However, a number of rules have been promulgated with respect to these matters that must be consulted before determining the amount of Investments. For example, Rule 2a51-1 of the 1940 Act requires that certain amounts be deducted from gross investments to determine the amount of Investments. Generally, the amount of any outstanding indebtedness incurred to acquire Investments should also be deducted. Other amounts may also be required to be deducted in determining the amount of Investments.

9

(F)	Is the subscriber a company (including a corporation, partnership, trust, or other entity) of which each beneficial owner of the company’s securities is a Qualified Purchaser?	☐ YES ☐ NO

(G)	Does the subscriber rely on either Section 3(c)(1) or Section 3(c)(7) of the 1940 Act to avoid registration with the SEC as an investment company?	☐ YES ☐ NO

(If YES, proceed to the next question) (If NO, go to Section V(H) below)

	(1) If the subscriber answered YES to the question above, did any of the subscriber’s beneficial owners acquire their interests in the subscriber on or before April 30, 1996?	☐ YES ☐ NO

(If YES, proceed to the next question) (If NO, go to Section V(H) below)

	(2) Have all the beneficial owners of the subscriber’s securities consented (as required under Section 2(a)(51)(C) of the 1940 Act) to the subscriber’s treatment as a Qualified Purchaser?	☐ YES ☐ NO

(H)	What is the approximate percentage of the total assets or the total committed capital of the subscriber (whichever is greater) that will be devoted to making an investment in the Company?

Less than 10%

10% - 20%

20% - 30%

30% - 40%

Greater than 40%

(I)	Is the Subscriber an Institutional Investor within the meaning of FINRA Rule 2211(a)(3)[14]?	☐ YES ☐ NO

[14]	An “Institutional Investor” means any (A) bank, savings and loan association, insurance company, registered investment company, registered investment advisor or other entity with total assets of at least $50 million, (B) governmental entity or subdivision thereof; (C) employee benefit plan that meets the requirements of Section 403(b) or Section 457 of the Code and has at least 100 participants, but does not include any participant of such plan; (D) qualified plan, as defined in Section 3(a)(12)(C) of the 1934 Act, that has at least 100 participants, but does not include any participant of such a plan; (E) NASD member or registered associated person of such a member; and (F) person acting solely on behalf of any such institutional investor.

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VI. Background Information Relating to Certain ERISA Matters
     Until such time as the interests in the Company are considered “publicly-offered securities” within the meaning of Section 3(42) of ERISA and certain Department of Labor regulations (the “Plan Asset Provisions”), the Company intends to operate so that less than 25% of the value of all classes of equity that invest in the Company are held by “Benefit Plan Investors” (within the meaning of the Plan Asset Provisions), so that investment by Benefit Plan Investors will not be significant and the assets of the Company will not be considered “plan assets” under ERISA (the “25% Test”). In order to meet the requirements of the 25% Test, the Company may prohibit certain transfers of Capital Commitments and/or Shares so as to avoid the Company holding “plan assets” within the meaning of ERISA. The Company’s ability to meet the requirements of the 25% Test may depend on your answers to the following questions:

(A)	Is the subscriber a “Benefit Plan Investor”?[15]	☐ YES ☐ NO
(If YES, proceed to the next questions) (If NO, go to Section VI(B) below)

(1)	Is the subscriber an employee benefit plan or trust that is subject to the fiduciary provisions of ERISA (this includes U.S. pension plans and U.S. profit-sharing and 401(k) plans, “Multiemployer Plans” and “Taft-Hartley Plans” but does not include U.S. governmental plans, certain church plans and non-U.S. employee pension and welfare benefit plans)?	☐ YES ☐ NO

(2)	Is the subscriber a U.S. individual retirement account, Keogh Plan and/or other plan subject to Section 4975(e)(1) of the Code?	☐ YES ☐ NO

(3)	Is the subscriber an entity (e.g., a fund of funds) whose underlying assets include “plan assets” by reason of a plan’s investment in the entity and such plan investors include (1) one or more U.S. pension benefit plans, welfare benefit plans or similar plans subject to ERISA and/or (2) one or more individual retirement accounts, Keogh plans or other individual arrangement subject to Section 4975(e)(1) of the Code (including by reason of 25% or more of any class of equity interests in the entity being held by Benefit Plan Investors that include any plan described above)?	☐ YES ☐ NO

(If YES, proceed to the next question) (If NO, go to Section VI(B) below)

[15]	A “Benefit Plan Investor” is (i) any plan subject to part 4 of Title I of ERISA (e.g., U.S. corporate plans), (ii) any plan subject to Section 4975 of the Code (e.g., IRAs) and (iii) any investment fund whose underlying assets include “plan assets” (generally because plans (described in (i) or (ii)) own 25% or more of a class of the investment fund’s equity interests). Any entity that is a Benefit Plan Investor by virtue of (iii) above should check VI(A)(3).

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(a)	If the subscriber is an entity whose underlying assets include “plan assets,” indicate that the percentage of such assets that constitute “plan assets” within the meaning of ERISA or the Code is not more than (please check an applicable box):

☐ 10%[16]	☐ 20%[16]	☐ 30%	☐ 40%	☐ 50%
☐ 60%	☐ 70%	☐ 80%	☐ 90%	☐ 100%

(B)	Is the subscriber an insurance company?	☐ YES ☐ NO
(If YES, go to the next question) (If NO, go to Section VI(C) below)

	(1) Is the subscriber an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Company?	☐ YES ☐ NO
(If YES, go to the next question) (If NO, go to Section VI(C) below)
	(a) Do the underlying assets of the subscriber’s general account constitute “plan assets” within the meaning of Section 401(c) of ERISA?	☐ YES ☐ NO
(If YES, go to the next question) (If NO, go to Section VI(C) below)

     (i)    Indicate that the percentage of the underlying assets of the subscriber’s general account deemed to be “plan assets” within the meaning of Section 401(c) of ERISA is not more than (please check an applicable box):

☐ 10%	☐ 20%	☐ 30%	☐ 40%	☐ 50%
☐ 60%	☐ 70%	☐ 80%	☐ 90%	☐ 100%

(C)	Is the subscriber either (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is not subject to Title I of ERISA or Section 4975 of the Code or (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA?	☐ YES ☐ NO
(If YES, proceed to the next question) (If NO, proceed to Section VII below)

(1)	Is the subscriber in compliance with all rules and regulations that constitute the body of law by which it is governed?	☐ YES ☐ NO

[16]	Applicable to entities with multiple classes, one of which exceeds the 25% threshold for Benefit Plan Investors.

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VII. Background Information Relating to Certain Tax Matters
(A)	Social Security (for individuals) or Tax Identification Number (for entities, trustees and custodians (including for Individual Retirement Accounts)):

(B)	Please indicate whether the subscriber, for income tax purposes, files now or has ever filed a tax or information return, as:

(1)	A partnership;	☐ YES ☐ NO

(2)	A “grantor” trust; or	☐ YES ☐ NO

(3)	An “S corporation” under Sections 1361-1379 of the Code (if the subscriber is a U.S. corporation)	☐ YES ☐ NO

(C)	Please indicate the total number of shareholders, partners or other holders of equity or beneficial interests or other securities (including any debt securities other than short-term paper) of the subscriber (if the number is more than 100, it is sufficient to respond “more than 100”):	______________________

(D)	Does the subscriber have, or is it deemed to have, only a single owner for U.S. federal income tax purposes?	☐ YES ☐ NO

(If YES, proceed to the next question) (If NO, go to Section VII(E) below)

(1)	Has the subscriber elected, or is it deemed, to be an entity that is disregarded from its owner for U.S. federal income tax purposes?	☐ YES ☐ NO

(E)	Is the subscriber (i) an individual, (ii) an entity treated as an individual (including, without limitation, an organization described in Sections 401(a), 501(c)(17) or 509(a) of the Code) for purposes of Section 542(a)(2) of the Code, or (iii) an entity disregarded from its owner for U.S. federal income tax purposes whose owner is an individual or an entity treated as an individual for purposes of Section 542(a)(2) of the Code?	☐ YES ☐ NO
NOTE: If the answer to VII(E) above is YES, please contact [ • ] at Cleary Gottlieb Steen & Hamilton LLP (212-225-2000; [ • ]@cgsh.com), counsel to the Company, immediately for certain additional requirements that could apply to the subscriber’s investment in the Company.

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For U.S. Investors:

(F)	Is the subscriber a domestic tax-exempt investor (a “Domestic Tax Exempt Investor”)?[17]	☐ YES ☐ NO

(If YES, please answer the following questions)

(1) Under which of Section of the Code is the subscriber exempt?

☐ § 115 ☐ § 501

	(2) Is the subscriber subject to taxation on “unrelated business taxable income” under Sections 511 and 512 of the Code?	☐ YES ☐ NO

(G)	If the subscriber is a pass-through entity for U.S. federal tax purposes, please list as an attachment the following:

(a) the legal forms of entity of the owners of the subscriber (by percentage interest);

(b) the residence, for tax purposes, of the owners of the subscriber (by percentage interest);

(c) the entity classification (e.g., corporation, partnership, disregarded entity, trust or estate) for U.S. federal tax purposes of the owners of the subscriber;

(d) the aggregate percentage interest of owners of the subscriber that are exempt from federal income taxation (Please separately indicate what percentage of such owners are exempt from tax under Sections 115 or 892 of the Code); and

(e) for each owner of the subscriber that is a pass-through entity for U.S. federal tax purposes, the information specified in this subsection VII(G)(a)-(d), to the extent such information is known, or reasonably available, to the subscriber.

[17]	A Domestic Tax-Exempt Investor is one that is exempt from U.S. Federal Income Taxation under Sections 115 or 501 of the Code (very generally, states and municipalities and certain domestic organizations that have applied for and received an exemption from U.S. tax).

14

VIII. Tax Status of Non-U.S. Investors
The following questions are relevant to proposed purchasers that are (or are acting for) a Beneficial Owner that is a non-U.S. person.

(A)	Do you qualify as an integral part or a controlled entity of a foreign government for purposes of section 892 of the Code (for example, certain sovereign wealth funds)?	☐ YES ☐ NO

If YES, please furnish an executed copy of form W-8EXP.

(B)	Do you qualify as a pension fund entitled to an exemption from withholding tax on dividends under an applicable tax treaty?	☐ YES ☐ NO

If YES, please indicate the relevant treaty here and on an executed copy of form W-8BEN.

Applicable Treaty:

(C)	Do you qualify for a reduced rate of withholding tax on dividends under an applicable tax treaty?	☐ YES ☐ NO

If YES, please indicate the relevant treaty here and on an executed copy of form W-8BEN.

Applicable Treaty:

(D)	If you are acting as a custodian, nominee, or in another capacity other than as the sole beneficial owner, or if you are a partnership or other fiscally transparent entity for tax purposes in the United States, your country or organization or the country of residence of a partner or interest holder, please provide information regarding the tax status of the relevant beneficial owners, partners or other interest holders, including:

(a) the legal forms of the relevant beneficial owners, partners or other interest holders (by percentage interest);

(b) the residence, for tax purposes, of the relevant beneficial owners, partners or other interest holders (by percentage interest);

(c) the entity classification (e.g., corporation, partnership, disregarded entity, trust or estate) for U.S. federal tax purposes of the relevant beneficial owners, partners or other interest holders;

(d) the aggregate percentage interest of the relevant beneficial owners, partners or other interest holders that are exempt from federal income taxation (Please separately indicate what percentage of such owners are exempt from tax under

15

Sections 892 of the Code); and

(e) for each owner of the subscriber that is a pass-through entity for U.S. federal tax purposes, the information specified in this subsection VIIID)(a)-(d), to the extent such information is known, or reasonably available, to the subscriber.

(E)	Is the subscriber fiscally transparent in its jurisdiction of organization within the meaning of Section 894 of the Code and related Treasury Regulations, with respect to any items of income?	☐ YES ☐ NO

(1) If YES, will the items of income received by the subscriber from the Company be treated as derived by a resident of an applicable treaty jurisdiction, within the meaning of Section 894 of the Code and related Treasury Regulations?
☐ YES ☐ NO

16

IX. Anti-Money Laundering

(A)	Name of the bank from which your payments to the Company will be wired (the “Wiring Bank”):

(B)	Is the Wiring Bank located in the United States or another “FATF Country[18]”?	☐ YES ☐ NO

(C)	Are you a customer of the Wiring Bank?	☐ YES ☐ NO

NOTE: If the answer to IX(B) or IX(C) above is NO, please contact the Company immediately for a list of additional documentation that must be provided to the Company.
X. Subscriber Status Elections
In each case below, specify whether the subscriber is claiming the indicated status.

Benefit Plan Investor (NOTE: must also check YES to VI(A) above)	☐

Governmental Plan Investor (NOTE: must also check YES to III(D) above)	☐

Foreign Investor	☐

Section 892 Investor[19] (NOTE: must also check “Foreign Investor”)	☐

Domestic Tax Exempt Investor (NOTE: must also check YES to VII(F) above)	☐
XII. Supplemental Data for Entities
If the subscriber is not a natural person, please furnish the following supplemental data:

(A)	Jurisdiction of organization:

(B)	Location of principal place of business:

[18]	See http://www.fatf-gafi.org for a current list of FATF member countries.

[19]	A “Section 892 Investor” is a subscriber that has indicated that it is exempt from § 892 of the Code in VII(D)(1).

17

(C)	Briefly describe the subscriber’s primary business:

(D)	Is the subscriber a wholly-owned or majority-owned subsidiary of another entity?	☐ YES ☐ NO

(E)	Is the direct parent of the subscriber a wholly-owned or majority-owned subsidiary of another entity?	☐ YES ☐ NO

(F)	In what countries is the subscriber generally resident for tax purposes?
__________________
XIII. Supplemental Data for Japanese Investors

(A)	Is the subscriber a resident in Japan?	☐ YES ☐ NO

(If YES, proceed to the next question)

(B)	Is the subscriber a qualified institutional investor as defined under Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Law of Japan (the “FIEL”) (excluding for these purposes any person falling under any of the sub-items of Article 63, Paragraph 1, Item (i) of the FIEL)?	☐ YES ☐ NO

18

Appendix B: Funding Notice
TPG Specialty Lending, Inc.

301 Commerce Street • Suite 3300 • Fort Worth, Texas 76102
TEL 817/871-4000 • FAX 817/871-4001

TO:	«InvestorProperName»

FROM:	[•]

RE:	Notice of Capital Call — Due [•], 2011

DATE:	[•], 2011
In accordance with Section 2.01(b) of the Subscription Agreement (the “Subscription Agreement”) of TPG Specialty Lending, Inc. (“TSL”), you are hereby given notice of a call for capital contribution. The purpose of this capital contribution is to fund your share of proposed investments to be made by TSL.
The total amount due from you is $<<Drawdown Purchase Price>>. Details of this capital call and your portion thereof are as follows:

Aggregate number of Shares to be sold to all Subscribers:	[•]
Aggregate purchase price for such Shares:	[•]
Drawdown Share Amount:	[•]
Drawdown Purchase Price:	[•]
Per Share NAV	[•]
We request that you wire your total amount due on or before the due date in accordance with the following instructions:

Bank:	[•]
ABA #:	[•]
Account Name:	TPG Specialty Lending, Inc.
Account #:	[•]
Notation:	«InvestorProperName»
If you have any questions, please contact [•] at [•]@tpg.com or by phone at (817) 871-4000.

1

Appendix C: Form of Election Notice under Dividend Reinvestment Plan
TSL Advisers, LLC
c/o Ronald Cami
301 Commerce Street
Suite 3300
Fort Worth, TX 76102
Tel: (817) 871-4000
Fax: (817) 871-4001
Instructions:
     No action will be required on the part of an investor (a “Subscriber”) to have its cash distribution reinvested in shares of common stock of TPG Specialty Lending, Inc. (the “Company”). A Subscriber may elect to receive an entire distribution (and all future distributions, until further notice) in cash by remitting this form to TSL Advisers, LLC no later than the 10 days prior to the record date for the first distribution to which it relates. To elect to receive your full distributions in cash, mark the appropriate box in Part A below and fill out your contact information under Part B, below.

(A) Until further notice, I would like to receive my full distributions in:	☐ CASH ☐ ADDITIONAL SHARES OF THE COMPANY’S COMMON STOCK

(B) Subscriber’s Legal Name, Address and Tax Identification Number:	Name Street City State Zip Code Country Telephone Number Facsimile Number Email Address Tax Identification or Social Security Number

1

By:
Name:
Title:

Date: _______________

2

Appendix D: Transfer Restrictions
Prior to a Qualified IPO, no Transfer of the Subscriber’s Capital Commitment or all or any fraction of the Subscriber’s Shares may be made without (i) registration of the Transfer on the Company books and (ii) the prior written consent of the Adviser. In any event, the consent of the Company may be withheld (x) if the creditworthiness of the proposed transferee, as determined by the Company in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel (who may be counsel for the Company or the Subscriber) satisfactory in form and substance to the Company:
•	such Transfer would not violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares to be Transferred; and

•	such Transfer would not be a “prohibited transaction” under ERISA or the Code or the regulations promulgated thereunder or cause all or any portion of the assets of the Partnership to constitute “plan assets” under ERISA, certain Department of Labor regulations or Section 4975 of the Code.
The Subscriber agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of all or any fraction of its Shares, prior to the consummation of such Transfer.
Any person that acquires all or any fraction of the Shares of the Subscriber in a Transfer permitted under this Appendix D shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Subscriber agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Company it will remain liable for its Capital Commitment and for all payments of any Drawdown Purchase Price required to be made by it (without taking into account the Transfer of all or a fraction of such Shares) prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.
The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Agreement and its agreement to be bound thereby, and (ii) represents that such Transfer was made in accordance with this Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.